As filed with the Securities and Exchange Commission on November 7, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nature’s Miracle Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware	4653	88-3986430
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3281 E. Guasti Road, Suite 175

Ontario, CA 91761

(909)-218-4601

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Tie (James) Li

Chief Executive Officer

Nature’s Miracle Holding Inc.

3281 E. Guasti Road, Suite 175

Ontario, CA 91761

(909) 218-4601

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Huan Lou, Esq. David Manno, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the America, 31st Floor New York, NY 10036 Telephone: (212) 930-9700	Joseph M. Lucosky, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Telephone: (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-282487

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction V to Form S-1, both promulgated under the Securities Act of 1933, as amended, and is being filed for the sole purpose of increasing the proposed maximum aggregate offering price of the securities offered by Nature’s Miracle Holding Inc. (the “Company”) by $1,000,000. This registration statement relates to the Company’s registration statement on Form S-1 (File No. 333-282487), as amended (the “Prior Registration Statement”), declared effective by the Securities and Exchange Commission on November 7, 2024. The contents of the Prior Registration Statement are incorporated herein by reference.

The required opinion, consents and filing fee-related information are listed on an Exhibit Index attached hereto and filed herewith.

Item 16. Exhibits and Financial Statement Schedules

All exhibits filed with or incorporated by reference in Registration Statement No. 333-282487 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

5.1	Opinion of Sichenzia Ross Ference Carmel LLP

23.1	Consent of WWC, P.C.

23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ontario, State of California, on November 7, 2024.

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
Tie (James) Li
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Tie (James) Li	Chief Executive Officer and Chairperson of the Board of Directors	November 7, 2024
Tie (James) Li	(Principal Executive Officer)

/s/ George Yutuc*	Chief Financial Officer	November 7, 2024
George Yutuc	(Principal Financial and Accounting Officer)

/s/ Zhiyi (Jonathan) Zhang*	President and Director	November 7, 2024
Zhiyi (Jonathan) Zhang

/s/ Charles Jourdan Hausman*	Director	November 7, 2024
Charles Jourdan Hausman

/s/ David Sherman*	Director	November 7, 2024
H. David Sherman

/s/ Jon M. Montgomery*	Director	November 7, 2024
Jon M. Montgomery

* By	/s/ Tie (James) Li
Attorney-in-fact

3